CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is executed as of April 27, 2018 (the “Effective Date”) by and between LANS HOLDINGS, INC., a Nevada corporation (“LAHO”) and Transaction Data USA, a company from the Dominican Republic (“MELTEC”).

WHEREAS, LAHO and MELTEC desire to convert the MELTEC Preferred Stock (as defined below) into one thousand seven hundred and fifteen (1,715) shares of newly created Series C Preferred Stock, as set forth below; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LAHO and MELTEC agree as follows:

1.                  Conversion. As of the Effective Date, MELTEC hereby elects to exchange one hundred and fifty-six thousand (156,000) shares of Series A Preferred Stock and three hundred and seventy-five thousand (375,000) shares of Series B Preferred Stock (the “MELTEC Preferred Stock”) into one thousand seven hundred and fifteen (1,715) shares of newly created Series C Preferred Stock (the “NEW Preferred Stock”), which has the features contained in the Certificate of Designation, in the form and substance to that attached hereto as Exhibit “A.” LAHO accepts the conversion of the MELTEC Preferred Stock for the NEW Preferred Stock.

2.                  Representations, Warranties and Covenants.

a.                   LAHO hereby makes the following representations, warranties and covenants in favor of MELTEC:

i.                        Authority. LAHO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of MELTEC.

ii.                        Authorized Warrant. There are sufficient authorized shares of common stock of LAHO to satisfy the exercise of the Warrant, and the Warrant has been duly authorized by the board of directors of LAHO.

b.                  MELTEC hereby makes the following representations, warranties and covenants in favor of LAHO:

i.                        Title to the MELTEC Preferred Stock. MELTEC is the owner of record of the MELTEC Preferred Stock and owns such free and clear of all liens, claims and encumbrances. MELTEC has not transferred the MELTEC Preferred Stock to any other party.

ii.                        Authority. MELTEC has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of MELTEC.

iii.                        Purchase Entirely for Own Account. MELTEC hereby confirms that the Warrant to be exchanged for the MELTEC Preferred Stock and any securities issuable upon exercise thereof (the Warrant and securities issuable upon conversion thereof being, collectively, the "Securities") are being and will be acquired for investment for MELTEC’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither MELTEC nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the Securities or any portion thereof (collectively, such “MELTEC Representatives”) has any present intention of selling, granting any participation in or otherwise distributing the same. MELTEC and MELTEC Representatives are familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”). By executing this Agreement, MELTEC further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

iv.                        Receipt of Information. MELTEC and MELTEC Representatives have received all the information they consider necessary or appropriate for deciding whether to purchase the Securities. MELTEC further represents that it and MELTEC Representatives have had an opportunity to ask questions and receive answers from LAHO regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of LAHO and to obtain additional information necessary to verify the accuracy of any information furnished to MELTEC or MELTEC Representatives or to which MELTEC or MELTEC Representatives had access. Neither MELTEC nor any MELTEC Representative has received, or is relying upon, any representations, written or oral, from LAHO, or its officers, directors, employees, attorneys or agents. MELTEC further represents and affirms that none of the following information has ever been represented, guaranteed or warranted to MELTEC or any of its officers, members, managers or representatives, expressly or by implication, by any person: (1) the approximate or exact length of time that MELTEC will be required to remain a shareholder of LAHO, (2) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of an investment in LAHO; or (3) the possibility that the past performance or experience on the part of LAHO or any affiliate, officer, director, employee or agent of LAHO, might in any way indicate or predict the results of ownership of the Securities or the potential success of LAHO’s operations.

v.                        Investment Experience. MELTEC represents that it and MELTEC Representatives are experienced in evaluating and investment in private placement transactions of securities of companies in a similar stage of development as LAHO and acknowledges that MELTEC can bear the economic risk of MELTEC’s investment and that MELTEC Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Securities.

vi.                        Accredited Investor. MELTEC is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

vii.                        Restricted Securities. MELTEC and each of MELTEC Representatives understands that neither the Securities nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely..

viii.                        Legends. To the extent applicable, each certificate or other document evidencing any of the Securities shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS LANS HOLDINGS, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

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3.                  Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada. Any dispute arising from or related to this Agreement shall be litigated in the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover the actual attorneys’ fees and costs incurred in connection with that litigation.

4.                  Further Actions. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

5.                  No Oral Modifications. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.                  Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

7.                  Authority. Each of the parties represents and warrants to all the other parties that the person signing this document on its behalf is duly authorized to execute this Agreement on its behalf.

8.                  Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9.                  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

10.              Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

11.              Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

Lans Holdings, Inc. /s/ Trevor Allen By: Trevor Aleen, CEO	Melcent Technology SRL. /s/ Hilda Nunez By: Hilda Nunez, President

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